EXHIBIT 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This SECOND AMENDMENT TO EMPLOYMENT AGREEMENT dated as of January 21, 2005 between Digitas Inc., a Delaware corporation (the “Company”), and David W. Kenny (the “Executive”).

WHEREAS, the Executive is currently employed as Chairman and Chief Executive Officer of the Company, under an Employment Agreement dated January 6, 1999, as amended on February 1, 2000 (collectively, the “Agreement”); and

WHEREAS, the Board of Directors of the Company has authorized certain severance provisions in respect of senior executives of the Company, and the parties hereto consider it appropriate that the Agreement be amended to reflect such provisions;

NOW, THEREFORE, the Company and the Executive agree to the following amendment to the Agreement. Defined terms used in this Amendment shall have the same meanings as in the Agreement.

1. Section 4(d)(i) of the Agreement is deleted and replaced with the following:

“(i)     For a period of twenty-four months after the Date of Termination, the Company shall continue to pay the Executive (A) the Base Salary at the rate in effect immediately before the Date of Termination (but, in the case of a termination by the Executive for Good Reason, disregarding any reduction thereof that was the basis for such termination) and (B) a bonus amount (the “Bonus Amount”) equal to two times (2x) the average of the annual bonuses paid to the Executive for the three years immediately preceding the year of the Date of Termination. If no bonus was paid to the Executive for the year immediately preceding the year of the Date of Termination, the Bonus Amount shall be calculated at fifty percent (50%) of the Base Salary multiplied by two (2x);

2. Section 4(d) of the Agreement is amended to include the following section following subsection (v):

“(vi)     Restricted stock previously granted to the Executive shall become vested immediately.”

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IN WITNESS WHEREOF, the Executive and Company have executed this Amendment as of the date set forth above.

EXECUTIVE

/s/    David W. Kenny

David W. Kenny

DIGITAS INC.

/s/    Anne Drapeau

Anne Drapeau, Chief People Officer